Exhibit 3 (i). 2

                                State of Florida

                               Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on June 9, 2006, to Articles of Incorporation for CAVIT SCIENCES, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P06000052346



                                                     Given under my hand and the
                                              Great Seal of the State of Florida
                                           at Tallahassee, the capital, this the
                                                    Fourteenth day of June, 2006

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST
Cr2Eo22 (01-06)

                                                                 /s/ Sue M. Cobb
                                                                     Sue M. Cobb
                                                              Secretary of State

                                                                Exhibit 3 (i). 2

                                                                           Filed
                                                               06-Jun-9  AM 9:19
                                                              Secretary of State
                                                            Tallahassee, Florida

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                              Cavit Sciences, Inc.
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    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P06000052346
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                    (Document number of corporation if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this FLORIDA PROFIT CORPORATION adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (IF CHANGING):

N/A
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(Must contain the word  "corporation,  " "company,",  or  "incorporated"  or the abbreviation "Corp," "Inc., or "Co.") (A professional corporation must contain the word "chartered", "professional association, "or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAT NAME CHANGE) Indicate article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

See Exhibit "A" attached here to and incorporated herein by reference.
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                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

N/A
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                                   (continued)

THE DATE OF EACH AMENDMENT(S) ADOPTION:  June 10, 2006

EFFECTIVE DATE  IF  APPLICABLE:   Effective upon  filing  with  Secretary  of
                                  State (no more than 90 days after amendment file date)

ADOPTION OF AMENDMENT(S)       (CHECK ONE)

     [X]  The amendments(s) was/were approved by the shareholders. The number of
          votes  cast  for  the  amendments(s)  by  the  shareholders   was/were
          sufficient for approval.

     [ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

" The number of votes cast for the amendment(s) was/were sufficient for approval
by                                                                            ".
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                                 (voting group)

     [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature

         (By a director, president or other officer - directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)


                                     /s/ Colm King
               Colm King
               -----------------------------------------------------------------
               (Typed or printed name of person signing)

               President
               -----------------------------------------------------------------
               (Title of person signing)



                                 FILING FEE: $35

                                    EXHIBIT A
                                       TO
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              CAVIT SCIENCES, INC.


     Article IV is hereby amend to read in its entirety as follows:

                                   "Article IV

     The number of shares the corporation is authorized to issue is 50,000,000, consisting of 45,000,000 shares of $.01 par value common stock and 5,000,000 shares of $.01 par value preferred stock.

     The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract or other securities of the corporation.

     Before the corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

     The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid or the benefits are received. If services are not performed, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part."

     A new Article IX is hereby added to read in its entirety as follows:

                                   "Article IX

     (1) The corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (2) The corporation shall indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense of settlement of such proceeding, including any appeal thereof. Such indemnification shall be

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
authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (3) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

     (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

     (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

     (c) By independent counsel:

     1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

     2. If a quorum or the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

     (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

     (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

     (7) The indemnification and advancement of expenses provided pursuant to this article are not exclusive, and the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders of disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

     (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

     (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

     (c) In the case of a director, a circumstance under which the liability provisions of section 607.0834 of the 2005 Florida Statutes are applicable; or

     (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

     (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

     (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

     (b)  The   director,   officer,   employee,   or  agent  is   entitled   to
indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

     (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

     (10) For purposes of this article, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

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
     (11) For purposes of this article:

     (a) The term "other enterprises" includes employee benefit plans;

     (b) The term "expenses" includes counsel fees, including those for appeal;

     (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine, (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

     (d) The term "proceeding"  includes any threatened,  pending,  or completed
action,   suit,  or  other  type  of  proceeding,   whether   civil,   criminal,
administrative, or investigative and whether formal or informal;

     (e) The term "agent" includes a volunteer;

     (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

     (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

     (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status a such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section."

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